Exhibit 99.2

Chartwell Diversified Services, Inc.

Case No. 02-88565

Reporting Period:  March 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts						Current Month	Cumulative
	Sky Bank Money Market 3295001062**	Comerica #1880909914	Payroll Comerica #1880909542	Comerica #1880895634	Comerica #385105649243**	Comerica #385105649490**	Actual	Actual

Cash Balance Beginning	$115,559	$446,119	$—	$(43,884)	$141,002	$250,000	$908,796	$561,824

Recepits
Cash sales							—	—
Accounts Receivable	54	3,241,856					3,241,910	7,762,119
Loans and Advances		1,886,171	—				1,886,171	30,111,756
Sale of Assets							—	—
Other - Cash Transfers from Related Companies		3,498,486	105,331	561,720			4,165,537	67,610,861
Total Receipts	54	8,626,512	105,331	561,720	—	—	9,293,617	105,484,736

Disbursements
Net Payroll			(105,331)				(105,331)	(11,539,704)
Payroll Taxes		(1,080,114)	—				(1,080,114)	(9,171,945)
Sales, Use and Other Taxes							—	(18,190)
Inventory Purchases		(1,230,486)					(1,230,486)	(13,102,892)
Rents and Lease Payments							—	(116,056)
Insurance		(243,900)		(189,614)			(433,514)	(5,048,281)
Administrative & Selling		—	—	(359,377)			(359,377)	(7,074,678)
Breakout for CDSI Case File #02-88565							—	(116,475)
Other - Cash Transfers to Related Companies		(5,906,945)					(5,906,945)	(56,558,447)
Letter of Credit Refund							—	(1,280,865)
Bank Charges							—	(3,617)
Professional Services							—	(928,763)
Total Disbursements	—	(8,461,445)	(105,331)	(548,991)	—	—	(9,115,767)	(104,959,914)

Net Cash Flow	54	165,067	—	12,729	—	—	177,850	524,822

Cash End of Month	$115,613	$611,186	$—	$(31,155)	$141,002	$250,000	$1,086,646	$1,086,646

** This schedule reflects $506,447.36 worth of Restricted Cash, which is in Other Assets on the Balance Sheet’

Chartwell Diversified Services, Inc.

Case #02-88568

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended March 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$3,864	$3,864

Net Revenues	3,864	3,864

Operating Expenses:
Cost of Services	—	—

Gross Margin	3,864	3,864
	100.0%	100.0%

General and administrative expenses:
Personnel costs	342,178	3,743,071
Occupancy costs	35,607	406,106
Bad debt expense	—	—
Other	98,342	861,537

Total General and Administrative Expenses	476,127	5,010,714

Loss from Operations	(472,263)	(5,006,850)

Other Expenses (Income):
Interest expense	20,753	103,963
Depreciation and amortization	67,027	1,072,375
Other expense (income)	(472,269)	(4,681,291)

Other Expenses - Net	(384,489)	(3,504,953)

(Loss) Income before Reorganization Items	(87,774)	(1,501,897)

Reorganization Items:
Professional fees	—	—
Other	8,934	69,654

Reorganization Expenses - Net	8,934	69,654

Loss Before Income Tax Provision	(96,708)	(1,571,551)

Income Tax Provision	—	—

Net Loss	(96,708)	(1,571,551)

Chartwell Diversified Services Inc.

Case No. 02-88565

March 31, 2004

Balance Sheet

Book Value @ Current
Assets

Current Assets

Unrestricted Cash and Equivalents	$580,030
Due from Subsidiaries/Related Parties	(4,232,624)
Prepaid Expenses	103,651
Total Current Assets	$(3,548,943)

Property, Plant and Equipment-net

Property, Plant and Equipment-net	$33,488

Other Assets

Restricted Cash	506,615
Investments	95,537,829
Other Intangibles	3,150,255
Other Assets	9,665
Total Other Assets	$99,204,364

Total Assets	$95,688,909

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$178,852
Accrued Payroll and Benefit Costs	475,726
Accrued Other and Other Liabilities	115,937
CHT Distribution Loan with Interest	2,513,936
Total Post-Petition Liabilities	$3,284,451

Liabilities Under Compromise
Accrued Payroll and Other Liabilities	106,177

Total Pre-Petition Liabilities	$106,177

Total Liabilities	$3,390,628

Equity
Additional Paid in Capital	$92,952,795
Accumulated Deficit	(3,654,514)
Total Equity	$89,298,281

Total Liabilities & Equity	$92,688,909

Chartwell Diversified Services Inc.

Case No. 02-88565

March 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(74,523)	$(14,452)	$(147)	$(62,109)	$(151,230)
Accrued AP	(27,622)				(27,622)
Accrued Salaries	(88,325)	—	—	—	(88,325)
Accrued Incentive Comp	(300,000)				(300,000)
Accrued PTO	(80,259)				(80,259)
Accrued Expenses	(20,000)				(20,000)
Accrued Payroll Taxes	(7,142)				(7,142)
Leases - Building	—	—	—	—	—
Leases - Equipment	—	—	—	—	—
Secured Debt/Adequate Protection Pmts	(2,513,936)	—	—	—	(2,513,936)
Professional Fees	(95,937)	—	—	—	(95,937)
Payments due to Insiders	—	—	—	—	—
					—
Total Post Petition Debts	$(3,207,744)	$(14,452)	$(147)	$(62,109)	$(3,284,451)

1)              Post petition AP and accrued AP to be paid in future months based on vendor terms

2)              Post Petition Salaries were paid in April in accordance with established payroll cycle.

3)              Accrued Incentive Comp represents fiscal 2004 bonus accrual

4)              Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5)              Post petition Accrued expenses represents accrued items which will be paid based on vendor payment terms

6)              Accrued taxes represent estimated matching employer tax due on payroll accrual.  To be paid in April

7)              Secured debt will be paid down in accordance with with the CHT distribution/loan agreements

8)              Professional fees represent accrued audit fees for the Chartwell Operations